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                                   EXHIBIT (5)

                    OPINION OF DUANE, MORRIS & HECKSCHER LLP
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          [LETTERHEAD OF DUANE, MORRIS & HECKSCHER LLP APPEARS HERE]


                                August 28, 1997





The Board of Directors of
  The JPM Company
Route 15 North
Lewisburg, PA  19837

Gentlemen:

       We have acted as counsel to The JPM Company (the "Company") and a certain selling stockholder in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a post-effective amendment to the registration statement on Form S-8 (the "Registration Statement") relating to the reoffer and sale by the certain selling stockholder of up to 1,875 shares (the "Shares") of Common Stock, $.000067 par value, of the Company. The Shares were acquired by the selling stockholder pursuant to the exercise of options granted to him under the Company's 1995 Stock Option Plan (the "Plan").

       As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

       Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

       We hereby consent to the use of this opinion in the Post-Effective Amendment No. 1 to the Registration Statement.

                                   Sincerely,

                                   DUANE, MORRIS & HECKSCHER LLP


                                   By /s/ DUANE MORRIS & HECKSCHER
                                     -----------------------------------
                                      A Partner
SCP:mem